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Exhibit 99.1

                                                                   NEWS
                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------
                                                          Contact: Zackary Irani
                                                                   949-645-2111


               BIOMERICA ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

           O   Diagnostic Revenues up over 19% for the 9 months ended

                           O  February 28, 2006 --

         NEWPORT BEACH, Calif., April 14, 2005 - Biomerica, Inc. (OTC BB: BMRA) today announced its financial results for the quarter ended February 28, 2006. As disclosed in the Company's 8-K filed on December 5, 2005, Lancer Orthodontics' financial statements will no longer be consolidated with Biomerica's financial statements, effective December 1, 2005. Today's announcement is for the first quarter that Biomerica has reported its financial statements on a stand-alone basis, unconsolidated from the financial statements of Lancer.

         Biomerica reported today stand-alone-results of diagnostic net sales of $998,070 for the third quarter ended February 28, 2006, compared to stand-alone results of diagnostic net sales of $872,996 for the comparable quarter ended February 28, 2005. Stand-alone results of diagnostic net sales for the first nine months ended February 28, 2006 totaled $2.79 million compared to $2.33 million in the previous year, an increase of over 19%.

         Biomerica announced stand-alone-results of diagnostic net income for the nine months ended February 28, 2006, of $162,285 versus a net loss of $3,590 in the previous fiscal year during the same period. The stand-alone results for the three months ended February 28, 2006 of diagnostic net income was $29,615, compared to stand-alone-results of diagnostic net income of $80,576 in the same quarter the previous fiscal year.

         "We expect to continue improving both the top line and bottom line in our diagnostic business," stated Zackary Irani, Biomerica CEO. "We have several new products that we plan to introduce in the upcoming months that should enhance our product line significantly."

ABOUT BIOMERICA (OTC BB: BMRA)
Biomerica, Inc. (http://www.biomerica.com) is a global medical technology company, based in Newport Beach, CA. The Company's diagnostics division manufactures and markets advanced diagnostic products used at home, in hospitals, and in physicians' offices for the early detection of significant medical conditions and serious diseases.

                                      # # #

Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Biomerica) contains statements that are forward-looking; such as statements relating to intended improvements to the Company's financial performance, launch dates, expansion, expected orders, leading market positions, anticipated future sales revenues of the company, success of product and new product offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Biomerica. The potential risks and uncertainties include, among others, fluctuations in the Company's operating results due to its new business model and expansion plans, the Company's ability to raise additional capital, the competitive environment in which the Company will be competing, and the Company's dependence on strategic relationships. The Company is under no obligation to update any forward-looking statements after the date of this release.



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     The following financial statements reflect the operating results of
Biomerica as reported in the Company's Form 10-QSB filed on April 14, 2006. The full financial statements and management's discussion and analysis are available in the above mentioned Form 10-QSB.

     The following Consolidated Statement of Operations has been prepared on a prospective basis. The deconsolidation of Lancer Orthodontics from Biomerica occurred December 1, 2005. Therefore, the nine months ended February 28, 2006, include the operations for Biomerica diagnostics for nine months but ONLY six months of operations for Lancer Orthodontics. The nine months ended February 28, 2005, include nine months of operations of BOTH Biomerica diagnostics and Lancer Orthodontics. The three months ended February 28, 2006 include ONLY the results of operations for Biomerica diagnostics and the three months ended February 28, 2005 include three months of operations of BOTH Biomerica diagnostics and Lancer Orthodontics.

                                                     BIOMERICA, INC.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                            AND COMPREHENSIVE LOSS (UNAUDITED)

                                                                       Nine Months Ended                Three Months Ended
                                                                          February 28,                     February 28,
                                                                      2006           2005            2006           2005
                                                                   -----------    -----------    -----------    -----------
Net sales ......................................................   $ 5,717,260    $ 6,691,509    $   998,070    $ 2,344,536

     Cost of sales .............................................    (3,820,715)    (4,461,838)      (649,468)    (1,563,917)
                                                                   -----------    -----------    -----------    -----------
     Gross profit ..............................................     1,896,545    $ 2,229,671    $   348,602    $   780,619
                                                                   -----------    -----------    -----------    -----------
Operating Expenses:
     Selling, general and administrative .......................     1,866,470      2,195,439        272,890        659,421
     Research and development ..................................       193,360        203,816         38,779         61,309
                                                                   -----------    -----------    -----------    -----------
                                                                     2,059,830      2,399,255        311,669        720,730
                                                                   -----------    -----------    -----------    -----------
Operating (loss) income from continuing operations .............      (163,285)      (169,584)        36,933         59,889
                                                                   -----------    -----------    -----------    -----------
Other Expense (income):
     Interest expense ..........................................        36,751         28,692          7,248         11,113
     Other income, net .........................................       (45,575)       (19,501)          (730)         3,472
                                                                   -----------    -----------    -----------    -----------
                                                                        (8,824)         9,191          6,518         14,585
                                                                   -----------    -----------    -----------    -----------
(Loss) gain from continuing operations, before minority interest in net loss of consolidated subsidiaries and
   income taxes ................................................      (154,461)      (178,775)        30,415         45,304

Minority interest in net losses of consolidated subsidiary .....       251,670        127,270             --         27,170
                                                                   -----------    -----------    -----------    -----------
Income (loss) from continuing operations, before income taxes ..        97,209        (51,505)        30,415         72,474

Income tax expense .............................................         2,400          1,938            800            338
                                                                   -----------    -----------    -----------    -----------

Net income (loss) from continuing operations ...................        94,809        (53,443)        29,615
                                                                                                                     72,136
Discontinued operations:
  Income from discontinued operations, net .....................            --          6,600             --             --
                                                                   -----------    -----------    -----------    -----------
Net income (loss) ..............................................        94,809        (46,843)        29,615         72,136

Other comprehensive (loss), net of tax
  Unrealized (loss) on available-for-sale
   securities ..................................................      (240,100)       (12,904)      (236,286)        (5,462)
                                                                   -----------    -----------    -----------    -----------
Comprehensive income (loss) ....................................   $  (145,291)   $   (59,747)   $  (206,671)   $    66,674
                                                                   ===========    ===========    ===========    ===========
Basic net income (loss) per common share:
     Net income (loss) from continuing operations ..............   $       .01    $      (.01)   $       .00    $       .01
     Net income (loss) from discontinued operations ............           .00            .00            .00            .00
                                                                   -----------    -----------    -----------    -----------
Basic net income (loss) per common share .......................   $       .01    $      (.01)   $       .00    $       .01
                                                                   ===========    ===========    ===========    ===========
Diluted net income (loss) per common share
     Net income (loss) from continuing operations ..............   $       .01    $      (.01)   $       .00    $       .01
     Net income (loss) from discontinued operations ............           .00            .00            .00            .00
                                                                   -----------    -----------    -----------    -----------
Diluted net income (loss) per common share .....................   $       .01    $      (.01)   $       .00    $       .01
                                                                   ===========    ===========    ===========    ===========
Weighted average number of common and common equivalent shares:
     Basic .....................................................     5,753,831      5,752,431      5,753,912      5,752,431
                                                                   ===========    ===========    ===========    ===========
     Diluted ...................................................     6,617,955      5,752,431      6,604,035      6,568,121
                                                                   ===========    ===========    ===========    ===========


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                                                             BIOMERICA, INC.
                                                     STAND-ALONE STATEMENT OF OPERATIONS
                                                                 (UNAUDITED)

                                                                   Nine Months Ended              Three Months Ended
                                                                      February 28,                    February 28,
                                                                 2006            2005            2006            2005
                                                             -----------     -----------     -----------     -----------
Net sales ...............................................    $ 2,792,222     $ 2,329,117     $   998,070     $   872,996

     Cost of sales ......................................     (1,646,000)     (1,398,084)       (649,468)       (525,115)
                                                             -----------     -----------     -----------     -----------
     Gross profit .......................................      1,146,222         931,033         348,602         347,881
                                                             -----------     -----------     -----------     -----------

Operating Expenses:
     Selling, general and administrative ................        837,411         797,983         272,890         220,377
     Research and development ...........................        150,890         131,060          38,779          39,430
                                                             -----------     -----------     -----------     -----------
                                                                 988,301         929,043         311,669         259,807
                                                             -----------     -----------     -----------     -----------

Operating income from continuing operations .............        157,921           1,990          36,933          88,074
                                                             -----------     -----------     -----------     -----------

Other Expense (income):
     Interest expense ...................................         22,295          23,780           7,248           7,900
     Other income, net ..................................        (28,259)        (12,400)           (730)           (402)
                                                             -----------     -----------     -----------     -----------
                                                                  (5,964)         11,380           6,518           7,498
                                                             -----------     -----------     -----------     -----------
(Loss) income from continuing operations, before
   income taxes .........................................        163,885          (9,390)         30,415          80,576

Income tax expense ......................................          1,600             800             800              --
                                                             -----------     -----------     -----------     -----------

Net income (loss) from continuing operations ............        162,285         (10,190)         29,615          80,576

Income from discontinued operations, net ................             --           6,600              --              --
                                                             -----------     -----------     -----------     -----------
Net income (loss) .......................................    $   162,285     $    (3,590)    $    29,615     $    80,576
========================================================================================================================
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